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                                                                                                                        EXHIBIT 99.1

CC MASTER CREDIT CARD TRUST II - EXCESS SPREAD ANALYSIS - November-00

Card Trust                                         CVMT 95-A      CVMT 95-C       CVMT 96-A       CVMT 96-C      CVMT 98-A
Deal Size                                            $400 MM        $400 MM      $407.25 MM      $271.50 MM        $600 MM
Exp Final Pay Date                                  08/15/02       02/18/03        11/15/01        02/16/04       09/15/03
Excess Spread:
      Portfolio Yield                                 20.61%         20.61%          20.61%          20.61%         20.61%
      Less:   Blended Coupon                           6.88%          6.89%           6.87%           6.86%          6.89%
              SVC Fees                                 1.50%          1.50%           1.50%           1.50%          1.50%
              Charge-offs                              8.18%          8.18%           8.18%           8.18%          8.18%
                                                   ---------      ---------      ----------      ----------      ---------
Excess Spread:
              November                                 4.05%          4.04%           4.06%           4.07%          4.04%
              October                                  5.50%          5.49%           5.51%           5.52%          5.49%
              September                                3.31%          3.30%           3.32%           3.33%          3.30%
                                                   ---------      ---------      ----------      ----------      ---------
              3-MONTH AVG EXCESS SPREAD                4.29%          4.28%           4.30%           4.31%          4.28%

Delinq        30 to 59 days                            2.36%          2.36%           2.36%           2.36%          2.36%
              60 to 89 days                            1.66%          1.66%           1.66%           1.66%          1.66%
              90+ days                                 3.04%          3.04%           3.04%           3.04%          3.04%

Monthly Payment Rate                                  12.89%         12.89%          12.89%          12.89%         12.89%
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